Exhibit 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) (the “Registration Statement”) for InterCloud Systems, Inc. (formerly known as Genesis Group Holdings, Inc. and Subsidiaries) of the following reports:

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Our report dated November 14, 2012, relating to the balance sheet of TNS, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

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Our report dated December 4, 2012, relating to the consolidated and combined balance sheet of ADEX Corporation and Subsidiary and its Affiliated Company as of December 31, 2011 and 2010, and the related consolidated and combined statements of operations, changes in equity and cash flows for the years then ended.

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Our report dated August 9, 2012, relating to the balance sheet of Tropical Communications, Inc. as of December 31, 2010, and the related statements of operations, changes in shareholders’ deficiency and cash flows for the year then ended.

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Our report dated October 26, 2012, relating to the balance sheets of Rives Monteiro Engineering, LLC as of December 31, 2011 and 2010, and the related statements of operations, changes in member’s equity (deficit) and cash flows for the years then ended.

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Our report dated March 22, 2013, relating to the divisional balance sheets of Telco Professional Services and Handset Testing Divisions, which are divisions of Tekmark Global Solutions, LLC, as of December 31, 2012 and 2011, and the related divisional statements of income, changes in net assets and cash flows for the years then ended.

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Our report dated March 22, 2013, relating to the balance sheets of Integration Partners – NY as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/Sherb & Co., LLP
Sherb & Co., LLP
Boca Raton, FL
May 21, 2013